                                                                EXHIBIT 26(d)(4)

ALLOCATION OPTIONS FOR VARIABLE INDEXED UNIVERSAL LIFE

MINNESOTA LIFE INSURANCE COMPANY - A Securian Company            MINNESOTA LIFE
Life New Business - 400 Robert Street North - St. Paul,
Minnesota 55101-2098

                                  INSTRUCTIONS

-    For  VARIABLE  INDEXED  UNIVERSAL  LIFE  PRODUCTS:

     -    For Account Allocations - Section A

          -    Net Premium %

               -    Select Net Premium %.

          -    Monthly Charges

               -    Select one of the Monthly Charge Allocations boxes.

               - If the policy date is one month or more prior to the date the initial premium is applied, then monthly charge will be assessed proportionately until the date the premium is applied.

          -    Loan Allocations

               -    Indicate and submit a Policy Service Request.

     -    For Dollar Cost Averaging (DCA) of premium - Section B

          - If you request a Dollar Cost Averaging (DCA) arrangement for premium on your VIUL policy, that net premium will be deposited in the Guaranteed Interest Account.

          - On each transfer date (3rd Friday of the month), approximately 1/12 of the net premium in the Guaranteed Interest Account (designated for DCA) will be transferred out of the Guaranteed Interest Account and into your current account allocations.

          - These transfers will continue monthly on the transfer date for twelve months from the effective date of each payment, unless you request to cancel the arrangement, or until the total value in the Guaranteed Interest Account (designated for DCA) is zero.

     -    For Rebalancing - Section C.

          - If completing Section 4, then the cash value of the selected FROM accounts will be allocated in total to the TO accounts according to the percentages or dollar amounts indicated.

          - Rebalancing from a Fixed Indexed Account is not available. However, you may rebalance in to a Fixed Indexed Account.

     -    For Transfers - Section D

          - Transfers from fixed indexed accounts will always affect all segments within that fixed indexed account.

          - The value in each segment will be transferred on the segment term date.

Allocation Options for Variable Indexed Universal Life Products

Policy number (for existing policies)   Insured name   Owner name (if different from insured)   Date   Firm/rep code

                    VARIABLE INDEXED UNIVERSAL LIFE PRODUCTS

This transaction was initiated by:  [ ] Policyowner  [ ] Representative

A.   ACCOUNT ALLOCATIONS

Select Net Premium Allocations. Allocations must be in increments of 1%; minimum is 1%. Allocations must total 100%.

Check one for Monthly Charge Allocations:

[ ] Request to assess Monthly Charge Allocations other than proportionately (indicate below).

[ ]  Request the same Monthly Charge Allocations as the Net Premium Selection.

[ ]  Request to cancel existing Monthly Charge Allocations.

                                                               NET        MONTHLY
                                                             PREMIUM      CHARGES       LOAN
ACCOUNT OPTIONS                                                 %            %           %
---------------                                            ----------     -------       ----
Guaranteed Interest Account
Franklin Small Cap Value Securities
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio
Ibbotson Balanced ETF Asset Allocation Portfolio
Ibbotson Conservative ETF Asset Allocation Portfolio
Ibbotson Growth ETF Asset Allocation Portfolio
Ibbotson Income & Growth ETF Asset Allocation Portfolio
Ivy Funds VIP Asset Strategy
SFT Advantus Bond Fund
SFT Advantus Index 400 Mid-Cap Fund
SFT Advantus Index 500 Fund
SFT Advantus Real Estate Securities Fund
Vanguard(R) VIF International
Vanguard(R) VIF Small Company Growth

INDEX ALLOCATION OPTIONS
Fixed Index Account A
Index A: S&P 500(R)/1/ 100% Participation
Index B: S&P 500(R)/1/ 140% Participation

B.   DOLLAR COST AVERAGING (DCA) OF PREMIUM (check all that apply)

[ ] Dollar Cost Average initial premium. (Internal and external 1035 premium will also be Dollar Cost Averaged)

[ ] Dollar Cost Average one-time premium of $_____________ (payment enclosed).

[ ] Dollar Cost Average all future premiums. (Not allowed for monthly premium payment).

[ ] Cancel my Dollar Cost Averaging Arrangement. (All future DCA transfers will be cancelled. Any value remaining in the Guaranteed Interest Account designated for DCA will remain in the Guaranteed Interest Account unless you request a transfer or rebalance).

INDEXED DISCLOSURES

(1)S&P 500(R), Standard & Poor's 500(R) index, Standard & Poor's(R) , "S&P(R)", "S&P 500(R)", "Standard & Poor's 500(R)", and "500" are trademarks of Standard & Poor's and have been licensed for use by Minnesota Life Insurance Company ("Minnesota Life"). The policy is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Product.

The policy is not sponsored, endorsed, sold or promoted by Standard & Poor's ("S&P") or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the policy or any member of the public regarding the advisability of investing in securities generally or in the policy particularly or the ability of the S&P 500(R) (the "Index") to track general stock market performance. S&P's and its third party licensor's only relationship to Minnesota Life is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to Minnesota Life or the policy. S&P and its third party licensors have no obligation to take the needs of Minnesota Life or the owners of policies into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the policy or the timing of the issuance or sale of the policy or in the determination or calculation of the equation by which the policy is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the policy.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

Allocation Options for Variable Indexed Universal Life Products

Policy number (for existing policies)   Insured name   Owner name (if different from insured)   Date   Firm/rep code

                    VARIABLE INDEXED UNIVERSAL LIFE PRODUCTS

      This transaction was initiated by: [ ]Policyowner [ ]Representative

TO ELECT A COMBINATION OF REBALANCE, ONE-TIME TRANSFER AND SYSTEMATIC TRANSFER,
                       COMPLETE A SEPARATE PAGE FOR EACH.

C.   REBALANCE

FOR MY VIUL POLICY, I elect to (check all that apply)
(ACCUMULATION VALUE IN THE FIXED INDEXED ACCOUNTS CANNOT BE REBALANCED).
[ ]  One-Time rebalance of subaccount accumulation value (complete chart below)
[ ]  Start a systematic rebalance (complete chart below, 1, 2, 3)
[ ]  Change allocations of a systematic rebalance (complete chart below)
[ ]  Change the frequency of a systematic rebalance (complete 1, 3)
[ ]  Change the systematic rebalance date (complete 1, 2)
[ ]  Cancel the systematic rebalance (complete 1)
[ ] Rebalance 100% of existing accumulation value to NEW premium allocation (complete Section A)

FROM                            TO
---------------------------  --------
ALL ACCUMULATION VALUE FROM  Account:          %
SUBACCOUNTS AND GUARANTEED   Account:          %
INTEREST ACCOUNT.            Account:          %
                             Account:          %
                             Account:          %
                             Account:          %
                             Account:          %
                             Account:          %

D.   TRANSFER

FOR MY VIUL POLICY, I elect to (check all that apply) (SYSTEMATIC TRANSFERS NOT ALLOWED FROM FIXED INDEXED ACCOUNTS).
[ ]  One-Time transfer of accumulation value. (complete 4)
[ ]  Start a Systematic Transfer (complete 1, 2, 3, 4)
[ ]  Change allocations of a Systematic Transfer (complete 1, 4)
[ ]  Change frequency of a Systematic Transfer (complete 1, 3)
[ ]  Change the Systematic Transfer date (complete 1, 2)
[ ]  Cancel the Systematic Transfer (complete 1)

  COMPLETE THE APPROPRIATE SECTIONS BELOW FOR THE REQUESTED TRANSACTION ABOVE

1.   START/CHANGE/END FOR VIUL PRODUCTS (end for Systematic Transfer only)
     [ ] Begin on ________________________  Month ________  Year
     [ ] Change on _______________________  Month ________  Year
     [ ] End Systematic Transfer on ______  Month ________  Year

2.   DAY FOR VIUL PRODUCTS
     ____________ (options 1-28)

3.   FREQUENCY FOR VIUL PRODUCTS
     [ ] Monthly  [ ] Quarterly  [ ] Semi-Annual  [ ] Annual

4.   ALLOCATIONS

     - Transfer or Systematic Transfer amounts indicated must all be in % or all in $.

     -    Percentages must be in increments of 1%; minimum is 1%.

     -    Dollar amounts must be in whole dollars.

     - If selecting to move 'FROM' any Indexed Allocation Options, the 'TO' column must be designated in whole percentages.

     -    The 'FROM' columns total must match the 'TO' columns total.

     -    THE 'TO' COLUMN MUST TOTAL 100%.

FROM
ACCOUNT OPTIONS
Guaranteed Interest Account                                $       %
Franklin Small Cap Value Securities                        $       %
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio  $       %
Ibbotson Balanced ETF Asset Allocation Portfolio           $       %
Ibbotson Conservative ETF Asset Allocation Portfolio       $       %
Ibbotson Growth ETF Asset Allocation Portfolio             $       %
Ibbotson Income & Growth ETF Asset Allocation Portfolio    $       %
Ivy Funds VIP Asset Strategy                               $       %
SFT Advantus Bond Fund                                     $       %
SFT Advantus Index 400 Mid-Cap Fund                        $       %
SFT Advantus Index 500 Fund                                $       %
SFT Advantus Real Estate Securities Fund                   $       %
Vanguard(R) VIF International                              $       %
Vanguard(R) VIF Small Company Growth                       $       %

INDEX ALLOCATION OPTIONS                                   N/A     %
Fixed Index Account A                                      N/A     %
Index A: S&P 500(R)/1/ 100% Participation                  N/A     %
Index B: S&P 500(R)/1/ 140% Participation                  N/A     %

TO
ACCOUNT OPTIONS
Guaranteed Interest Account                                $               %
Franklin Small Cap Value Securities                        $               %
Ibbotson Aggressive Growth ETF Asset Allocation Portfolio  $               %
Ibbotson Balanced ETF Asset Allocation Portfolio           $               %
Ibbotson Conservative ETF Asset Allocation Portfolio       $               %
Ibbotson Growth ETF Asset Allocation Portfolio             $               %
Ibbotson Income & Growth ETF Asset Allocation Portfolio    $               %
Ivy Funds VIP Asset Strategy                               $               %
SFT Advantus Bond Fund                                     $               %
SFT Advantus Index 400 Mid-Cap Fund                        $               %
SFT Advantus Index 500 Fund                                $               %
SFT Advantus Real Estate Securities Fund                   $               %
Vanguard(R) VIF International                              $               %
Vanguard(R) VIF Small Company Growth                       $               %

INDEX ALLOCATION OPTIONS                                   N/A             %
Fixed Index Account A                                      N/A             %
Index A: S&P 500(R)/1/ 100% Participation                  N/A             %
Index B: S&P 500(R)/1/ 140% Participation                  N/A             %
                                                                 TOTAL  100%